EXHIBIT 10.67
                                                            EXHIBIT E





          SECOND AMENDED AND RESTATED RELATED PARTY GUARANTY


          THIS SECOND AMENDED AND RESTATED PARTY GUARANTY, dated as of February 28, 1996 (the "Guaranty Agreement"), is made by IMC GLOBAL INC., a Delaware corporation ("IMC") and The Vigoro Corporation, a Delaware corporation ("Vigoro") in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company ("Prudential"), each "Prudential Affiliate" (as defined in the Note Agreement referred to below) which is a holder of a Note (as defined in the Note Agreement referred to below) and each "Transferee" (as defined in the Note Agreement referred to below). Prudential, each such Prudential Affiliate and each such Transferee are collectively referred to herein as the "Purchasers." Reference is made to paragraph 9B hereof for definitions of certain capitalized terms used herein and not otherwise defined herein.

                               RECITALS:

          A. Kalium Canada, Ltd., a corporation organized under the federal laws of Canada ("Kalium"), is a party to that certain Second Amended and Restated Note Purchase Agreement dated as of the date hereof between Kalium and Prudential (as amended, restated, extended, renewed, supplemented or otherwise modified from time to time, the "Note Agreement").

          B. Kalium is an indirect wholly-owned subsidiary of Vigoro. Vigoro has heretofore guaranteed all of the obligations of Kalium under the Note Agreement pursuant to that certain Amended and Restated Related Party Guaranty dated as of December 22, 1994 made by Vigoro in favor of the Purchasers (as heretofore amended, restated, extended, renewed, supplemented and otherwise modified from time to time, the "Existing Guaranty").

          C. Vigoro is a party to that certain Agreement and Plan of Merger dated as of November 13, 1995 among Vigoro, IMC and Bull Merger Company, a Delaware corporation and wholly-owned subsidiary of IMC ("Bull"), pursuant to which it is intended that Bull merge with and into Vigoro (the "Merger"). After giving effect to the Merger, Kalium will be an indirect wholly-owned subsidiary of IMC.

          D. IMC and Vigoro desire that the Merger be consummated and that the Purchasers give their requisite consent thereto.

          E. The Purchasers' willingness to consent to the Merger is conditioned upon, among other things, the execution and delivery of this Guaranty Agreement.

          F. In addition, IMC and Vigoro desire hereby to amend and restate the Existing Guaranty in order to make certain changes therein in light of the facts set forth in the foregoing recitals.

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to IMC and Vigoro, the receipt and sufficiency of which are hereby acknowledged, IMC and Vigoro hereby make the following representations and warranties to the Purchasers and hereby covenant and agree with each Purchaser as follows:

          1.    AMENDMENT AND RESTATEMENT ASSUMPTION; GUARANTY.

          1A. AMENDMENT AND RESTATEMENT. Subject to the satisfaction (or express written waiver by the Purchasers) of all of the conditions of effectiveness contained in paragraph 3 of the Note Agreement, this Guaranty Agreement amends and restates in its entirety the Existing Guaranty, and the Existing Guaranty is fully superseded hereby; provided, however, that this Guaranty Agreement shall not constitute a novation of any debts, liabilities or obligations under the Existing Guaranty. Without limiting the foregoing, notwithstanding that certain provisions in the Existing Guaranty have been deleted in this Guaranty Agreement, the Purchasers are not waiving any of their respective rights, powers or remedies with respect to any misrepresentation, breach or fraud by Vigoro in connection with the Existing Guaranty.

          1B. ASSUMPTION. Each of IMC and Vigoro hereby represents, warrants and agrees that the Existing Guaranty is presently in full force and effect and that it is enforceable in accordance with its terms. IMC hereby irrevocably, absolutely, unconditionally and expressly assumes all debts, liabilities, and obligations of Vigoro arising under and otherwise relating to the Existing Guaranty (collectively, the "Vigoro Obligations"). Notwithstanding the foregoing assumption, Vigoro shall continue to be liable, jointly and severally with IMC, for the Vigoro Obligations until the "Change Date", (as defined below). On the Change Date, Vigoro shall be permanently released (automatically and without the need for any further action) from all of the Vigoro Obligations hereunder (including, without limitation, any obligations arising under paragraph 4A hereof). The term "Change Date" shall mean the date (if any) designated as the "Change Date" for purposes of this Guaranty Agreement in a written notice given to Vigoro by the Purchasers in substantially the form of Annex I hereto or such other form as the Purchasers may reasonably choose (it being acknowledged and agreed that the Purchasers shall be under no obligation to give any such notice, and the Purchasers may or may not do so as determined by them in their sole discretion).

          1C. GUARANTY. The Guarantor (as defined below in paragraph 9B) irrevocably and unconditionally guarantees to each Purchaser, as primary obligor and not merely as surety, the full and prompt payment of (i) the principal of, premium, if any, and interest on, and any other amounts due under, the Notes (including obligations which, but for the automatic stay under Section 362 (a) of the Bankruptcy Code would become due) when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (ii) any other sums now existing or hereafter incurred under, arising out of or in connection with the Note Agreement and the Notes (all such obligations described in clauses (i) and (ii) above are herein called the "Guaranteed Obligations"). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from Kalium or any other guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever. In the event that Kalium shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders of the Notes entitled thereto, without demand, presentment, protest or notice of any kind. Each default in payment of principal of, premium, if any, or interest on any Note shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor hereby agrees to pay and to indemnify and save the holders of the Notes harmless from and against any damage, loss, cost or expense (including reasonable attorneys' fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (i) any breach by the Guarantor or by Kalium of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes or the Note Agreement, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (ii) any legal action commenced to challenge the validity of this Guaranty Agreement, the Notes or the Note Agreement.

          2. OBLIGATIONS ABSOLUTE. The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Notes or of the Note Agreement, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against Kalium or any holder of the Notes or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any
amendment, restatement, modification of or supplement to the     Note
Agreement, the Notes or any other instrument referred to therein (except that the obligations of the Guarantor hereunder shall apply to the Note Agreement, the Notes or such other instruments as so amended, restated, modified or supplemented) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes or in respect of the Note Agreement; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to Kalium or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of Kalium into or with any other corporation or any sale, lease or transfer of any or all of the assets of the Guarantor or of Kalium to any Person; (e) any failure on the part of Kalium for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor covenants that its obligations hereunder will not be discharged except as expressly provided herein.

          3.   WAIVER; OBLIGATIONS UNIMPAIRED; DUTY TO STAY INFORMED.

          3A. WAIVER. The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by Kalium in the payment of any amounts due under the Notes or the Note Agreement, and of any of the matters referred to in paragraph 2 hereof,
(b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of each holder from time to time of the Notes against the Guarantor, including, without limitation, presentment to or demand for payment from Kalium or the Guarantor with respect to any Note, notice to Kalium or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of Kalium, (c) any right to the enforcement, assertion or exercise by any holder of the Notes of any right, power or remedy conferred in this Guaranty Agreement, the Note Agreement, the Notes or any other guaranty, (d) any requirement of diligence on the part of any holder of the Notes and (e) any other act or omission or thing or delay to do any other act or thing which night in any manner or to any extent vary the risk of the Guarantor or which might otherwise operate as a discharge of the Guarantor.

          3B. OBLIGATIONS UNIMPAIRED. The Guarantor authorizes the holders of the Notes, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms (including, without limitation, the interest rate on or the Yield-Maintenance Amount with respect to the Notes) of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to take and hold security for the payment of the Notes, for the performance of this Guaranty Agreement or otherwise for the indebtedness guaranteed hereby and to exchange, enforce, waive and release any such security; (c) to apply any such security and to direct the order or manner of sale thereof as the holders of the Notes in their sole discretion may determine; (d) to obtain additional or substitute endorsers or guarantors; (e) to release and discharge any Guarantor or all or any additional guarantor or endorser of the Guaranteed Obligations (including, without limitation, to release and discharge Vigoro as a Guarantor on the Change Date) (f) to exercise or refrain from exercising any rights against Kalium and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on the Notes ad any other Guaranteed Obligation hereunder. The Guarantor waives any right to require the holders of the Notes to proceed against any Guarantor or any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by Kalium, the Guarantor or any other Person or to pursue any other remedy available to such holders.

          3C. DUTY TO STAY INFORMED. The Guarantor assumes all responsibility for being and keeping itself informed of Kalium's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Purchasers shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

          4.   REINSTATEMENT OF GUARANTY; PAYMENTS; RANK OF GUARANTY.

          4A. REINSTATEMENT OF GUARANTY. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder of the Notes for principal, premium, if any, or interest on the Notes or any of the other Guaranteed Obligations is rescinded or must otherwise be restored or returned by such holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Kalium, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Kalium or any substantial part of its property, or otherwise, all as though such payments had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any holder of a Note to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against Kalium of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of the Note Agreement, and the Guarantor shall forthwith pay such accelerated principal amount, accrued interest and premium, if any, thereon and any other amounts guaranteed hereunder.

          4B. PAYMENTS. The Guarantor hereby guarantees that the Guaranteed Obligations will be paid to each holder of the Notes in lawful currency of the United States of America and in immediately available funds, at the times and places provided in, and otherwise strictly in accordance with the terms and provisions of, the Note Agreement and the Notes (regardless of any law, regulation or decree now or hereafter in effect which might in any manner affect the Guaranteed Obligations, or the rights of any such holder with respect thereto as against Kalium, or cause or permit to be invoked any alteration in the time, amount or manner of payment by Kalium of any or all of the Guaranteed Obligations), without set-off or counterclaim and free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings now or hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein) excluding income and franchise taxes of the United States of America or any political subdivision, state or taxing authority thereof or therein such non- excluded taxes being called "Foreign Taxes") . If any Foreign Taxes are required to be withheld from any amount payable to any such holder under this Guaranty Agreement or under the Notes, the amounts so payable to such holder shall be increased to the extent necessary to yield to such-holder (after payment of all Foreign Taxes) interest or any such other amounts at the rates or in the amounts specified in the Note Agreement and the Notes.

          4C. RANK OF GUARANTY. The Guarantor agrees that its obligations under this Guaranty Agreement shall rank at least pari passu with all other unsecured senior obligations of the Guarantor now or hereafter existing.

          5.   AFFIRMATIVE COVENANTS.

          5A. Financial Statements. The Guarantor covenants that it will cause to be delivered to each Significant Holder of any Notes in triplicate:

                    (i) as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, Consolidated statements of income and cash flows of IMC and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a Consolidated balance sheet of IMC and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of IMC, subject to changes resulting from year-end adjustments;

               (ii) as soon as practicable and in any event within 95 days after the end of each fiscal year, (a) Consolidated statements of income and cash flows and a Consolidated statement of shareholders' equity of IMC and its Subsidiaries for such year, and a Consolidated balance sheet of IMC and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, reported on by independent public accountants of recognized national standing selected by IMC whose report shall be without limitation as to scope of the audit and shall not be qualified in any respect, and (b) a Consolidated unaudited balance sheet of each Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated unaudited statements of income and cash flows of such Borrower and its Subsidiaries for such fiscal year;

                    (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) , other than any such reports to which the Securities and Exchange Commission accords confidential treatment; and

                    (iv) with reasonable promptness, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of IMC or any of its Subsidiaries as such Significant Holder may from time to time reasonably request.

Together with each delivery of financial statements required by clauses
(i) and (ii) above, the Guarantor will cause to be delivered to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by IMC and its Subsidiaries with the provisions of paragraphs 5J, 6B(l)(iii), 6B(l)(vii), 6B(l)(x), 6B(2)(i), 6B(2)(ii)(F), 6B(2)(ii)(G),
6B(2)(ii)(J), 6B(2)(ii)(K), 6B(2)(ii)(M), 6B(2)(iii)(F), 6B(2)(iii)(G),
6B(3)(xiv), 6B(6)(ix) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereto and what action the Guarantor proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Guarantor will cause to be delivered to each holder of any Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Guarantor also covenants that immediately after any Responsible Officer obtains actual knowledge of an Event of Default or

Default, it will cause to be delivered to each holder of any Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Guarantor proposes to take with respect thereto.

          5B. Inspection of Property. The Guarantor covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, under guidance of officers of the Guarantor or its Subsidiaries, to visit and inspect any of the properties of the Guarantor and its Subsidiaries, to examine the corporate books and financial records of the Guarantor and its Subsidiaries and make copies thereof and extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Guarantor, all at such reasonable times and as often as such Significant Holder may reasonably request. Notwithstanding anything to the contrary in paragraph 5A or 5B or elsewhere in this Guaranty Agreement, unless and until an Event of Default shall have occurred and be continuing, the Guarantor and its Subsidiaries shall have no obligation to disclose to any Purchaser or Transferee, or any representative or agent of any Purchaser or Transferee, any confidential non-public proprietary information relating to operational technology, including, without limitation, information relating to the process of solution mining of potash (when there is an Event of Default, to the extent practicable and to the extent consistent with such Significant Holder's objectives, such Person shall use reasonable efforts to inspect such confidential non-public proprietary information on-site without making copies thereof). If any such information does become known to any such Person, it shall use its best efforts to keep such information confidential in accordance with the requirements of this Guaranty Agreement.

          5C. Covenant to Secure Notes Equally. The Guarantor covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(l) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph (10A), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

          5D. Maintenance of Insurance. The Guarantor covenants that it and each Subsidiary shall maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as ordinarily carried by companies similarly situated in the same or similar lines of business; provided, however, that the Guarantor and its Subsidiaries may self-insure to the same extent as other companies similarly situated in the same or similar lines of business. The Guarantor has delivered to the Purchasers a summary of the insurance plans set forth the Disclosure Letter and such summary and the coverage described therein is satisfactory to the Purchasers as of the date hereof.

          5E. Agreement Assuming Liability on Notes. The Guarantor covenants that, if at any time any Person should become liable (as co-obligor, endorser, guarantor or surety) on any other obligation for borrowed money of the Guarantor or on any obligation for borrowed money of any Subsidiary (other than obligations incurred by such Subsidiary in the ordinary course of its business in connection with take-or-pay contracts, chemical supply contracts or other similar ordinary course agreements or arrangements), the Guarantor will, at the same time, cause such Person to deliver to the holders of the Notes an agreement pursuant to which such Person becomes similarly liable on the Notes.

          5F. Compliance with Laws. Except as to environmental matters, the Guarantor covenants that it and each Subsidiary shall comply with all applicable laws, rules, regulations, decrees and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies noncompliance with which could be reasonably expected to result in a Material Adverse Effect. With respect to environmental matters, the Guarantor covenants that it and each Subsidiary shall comply with all applicable laws, rules, regulations, decrees and orders of all federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies relating to the protection of the environment ("Environmental Laws") noncompliance with which could be reasonably expected to have a material adverse effect on the ability of the Guarantor and its Subsidiaries to perform and comply with all of their obligations under this Guaranty Agreement and the documents delivered in connection herewith. Notwithstanding any other provision contained in this Guaranty Agreement to the contrary, the provisions of the immediately preceding sentence of this paragraph 5F shall be the only covenant applicable to compliance with Environmental Laws.

          5G. Payment of Taxes, Etc. The Guarantor covenants that it will pay and discharge, and cause the Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Guarantor nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which adequate reserves are being maintained, unless and until any Lien attaches with respect thereto which is not a Lien permitted under paragraph 6B(l).

          5H. Performance of Related Documents. The Guarantor covenants that it will, and will cause each Subsidiary (as applicable) to, perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by any Significant Holder and, upon the reasonable request of any Significant Holder, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Person is entitled to make under such Related Document, in each case except to the extent that the failure to do so could not be reasonably likely to materially impair the value of the interests or materially impair the rights of the Guarantor or any Subsidiaries and could not be reasonably likely to materially impair the interests or materially impair the rights of any holder of Notes.

          5I. Transactions with Affiliates. The Guarantor covenants that it will conduct, and cause the Subsidiaries to conduct, all transactions otherwise permitted under this Guaranty Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Guarantor or such Subsidiary (as applicable) than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than: (i) the marketing and administrative services agreement between Global Operations and the Managing Partner, (ii) the employee leasing agreement between Global Operations and the Managing Partner, (iii) transactions between the Joint Venture Company and (A) Global Operations' railcar repair business located at Fitzgerald, Georgia, (B) Global Operations' "Rainbow" Division, (C) Vigoro's and its Subsidiaries, "FarMarkets" Divisions pursuant to the arrangements set forth in the Partnership Agreement as in effect on the date hereof and (D) IMC Canada and (iv) Investments and other transactions between or among the Guarantor and its Subsidiaries to the extent expressly permitted by paragraphs 6B(2), 6B(3), 6B(5) or 6B(6).

          5J. Financial Covenants. The Guarantor covenants that there shall be:

          (a) Tangible Net Worth. Maintained at the end of each fiscal quarter of IMC Adjusted Tangible Net Worth in an amount equal at least to the sum of (i) $900,000,000, (ii) an amount equal to 40% of cumulative Consolidated net income (calculated with the payment of dividends on the Vigoro Series E Preferred Stock being treated as interest payments) of IMC and its Subsidiaries for each fiscal quarter of IMC commencing April 1, 1996 and (iii) the amount, if any, of equity resulting from the conversion of IMC's 6.25% Convertible Subordinated Notes due 2001 into equity.

          (b) Interest Coverage Ratio. Maintained at the end of each fiscal quarter of IMC a ratio of (x) an amount equal to (i) Consolidated EBITDA of IMC and its Subsidiaries less (ii) income from minority interests held by IMC or any of its Subsidiaries to (y) the sum of (A) interest payable on, and amortization of debt discount in respect of, all Debt of IMC and its Subsidiaries (excluding, to the extent included therein, interest in respect of the Chemical Supplier Debt and contingent obligations in respect of Membership Debt) and (B) cash dividends on the Vigoro Series E Preferred Stock of not less than 3.25:1 for the four consecutive fiscal quarters of the Guarantor then ended.

          (c) Leverage Ratio. Maintained at all times a ratio of (i) the sum of (A) Consolidated Funded Debt and (B) the average (calculated as at the end of each of the twelve most recently ended months) outstanding Consolidated short-term Debt with a maturity of less than one year from the date of the creation of such liabilities (excluding, to the extent included therein, Debt in respect of Hedge Agreements, the Chemical Supplier Debt and contingent obligations in respect of Membership Debt) and (C) the book value of the Vigoro Series E Preferred Stock minus (D) cash and Cash Equivalents in excess of $15,000,000 of IMC and its Subsidiaries on hand at such time to (ii) Capitalization, in each case, of IMC and its Subsidiaries of not more than 0.55:1.

          6. NEGATIVE COVENANTS. Unless the Required Holder(s) shall otherwise consent in writing, the Guarantor agrees to observe and perform and to cause its Subsidiaries to observe and perform each of the negative covenants set forth below so long as any Note shall remain outstanding.

     6A.    [INTENTIONALLY OMITTED]

          6B. Credit and other Restrictions. The Guarantor covenants that it will not and will not permit any Subsidiary to:

          6B(l). Lien Restrictions. Create, incur, assume or suffer to exist any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file under the Uniform Commercial Code or other applicable personal property security legislation of any jurisdiction, a financing statement that names the Guarantor or any Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

          (i)  Permitted Liens;

          (ii) Liens in existence on the date hereof which are specifically described on Schedule 6B(l) of the IMC Agreement;

          (iii) (A) Liens arising in connection with Capitalized Leases, provided that no such Lien shall extend to or cover any property or assets other than the assets subject to such Capitalized Leases, and (B) Liens upon or in real property or equipment acquired or held by the Guarantor or any of its Subsidiaries in the ordinary course of business after the date hereof to secure the purchase price of such property or equipment or to secure Debt incurred or assumed solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount as at the time of such acquisition, construction or improvement; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or approved and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; provided further that such Lien shall be incurred within 180 days after such acquisition, construction or improvement; and provided still further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iii) shall not exceed $25,000,000 at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of this Guaranty Agreement;

          (iv) Liens arising by reason of customary deposits necessary to qualify the Guarantor or any of its Subsidiaries to maintain self-insurance, to the extent such self-insurance is permitted hereunder;

          (v) security deposits customarily required in connection with leases of real property entered into in the ordinary course of business;

          (vi) any interest or title of a lessor under any operating lease and liens arising from precautionary filings of UCC financing statements regarding leases;

          (vii) attachment, judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed within ten days after the Guarantor or one of its Subsidiaries receives notice thereof and the claims secured thereby are being actively contested in good faith by appropriate proceedings and against which an adequate reserve has been established, and Provided further that the aggregate amount secured by such Liens does not exceed $15,000,000;

          (viii) Liens on accounts receivable and other related assets (including the taking of possession of chattel paper) arising solely in connection with the sale, assignment or other disposition of such accounts receivable permitted under paragraph 6B(7);


          (ix) The replacement, extension or renewal of any Lien permitted by clause (ii) above upon or in the same property theretofore subject thereto (provided there is no increase in the amount, nor any change in any direct or contingent obligor, of the Debt secured thereby); and

          (X) Liens not otherwise covered in (i) through (ix) of this paragraph 6B(l) which Liens do not secure obligations in an amount exceeding $25,000,000 in the aggregate.

          6B(2). Debt Restriction. Create, incur, assume or suffer to exist any Debt other than:

          (i) in the case of IMC, unsecured Debt, provided that immediately after giving effect thereto, IMC shall be in pro forma compliance (calculated based on historical financial statements most recently furnished or required to be furnished pursuant to paragraph 5A(i) or (ii) as though such Debt had been incurred at the beginning of the period covered thereby, adjusted to account for the refinancing or replacement of Debt by such Debt being incurred and for any permanent repayments of Debt) with the covenants set forth in paragraph 5J, provided further, that with respect to any Debt arising under Hedge Agreements, such Hedge Agreements shall be designed to hedge against fluctuations in interest rates, commodity prices or foreign exchange rates incurred in the ordinary course of business, shall be consistent with prudent business practices, and shall be non-speculative in nature (including, without limitation, with respect to the term and purpose thereof);

          (ii) in the case of IMC's Subsidiaries (other than the Joint Venture Company),

                    (A) Membership Debt with respect to (i) Canpotex incurred in the ordinary course of business and consistent with prudent business practices or (ii) SKMG incurred in the ordinary course of business and consistent with past business practices,

               (B)  Debt existing on the date hereof, as set forth on
          Part I of Schedule 6B(2) of the IMC Agreement (such Debt, other than Debt consisting of Intercompany Debt, being the "Existing Subsidiary Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Subsidiary Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respects than the terms of the Existing Subsidiary Debt being extended, refunded or refinanced thereby (it being understood that Debt being refinanced at maturity may bear interest at then-market rates) and provided further that the principal amount of such Existing Subsidiary Debt shall not be increased above the principal amount thereof outstanding immediately prior to the Restatement Date and the direct and contingent obligors therefor shall not be changed (other than the addition of the guaranty of such Debt by IMC) to the extent such guarantee is otherwise permitted under paragraph 6B(2)(i) , as a result of or in connection with such extension, refunding or refinancing,

                    (C) Debt arising under Hedge Agreements designed to hedge against fluctuations in interest rates, commodity prices or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practices, provided that such Hedge Agreements shall be non-speculative in nature (including, without limitation, with respect to the term and purpose thereof),

               (D) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

               (E) Debt owing from a Subsidiary Guarantor to another Subsidiary Guarantor,

                    (F) (i) prior to the Release Date, (x) Debt owing from a Subsidiary Guarantor to a Non-Guarantor Subsidiary (y) Debt owing from a Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary, and (z) Debt owing from a Non-Guarantor Subsidiary to a Subsidiary Guarantor, which, shall not exceed, in the aggregate, $25,000,000 at any time outstanding, and (ii) after the Release Date, Debt owing from any Subsidiary of IMC to any other Subsidiary of IMC,

                    (G) (i) Debt in an amount of $300,000,000 in connection with the reinstatement of the Subordinated
          Intercompany Notes, and (ii) other Debt owing to IMC, which, prior to the Release Date, shall not exceed, in the aggregate, $300,000,000 at any time outstanding,

               (H) Chemical Supplier Debt incurred in the ordinary course of business and consistent with past business practices,

               (I) Debt of any Subsidiary arising in connection with the redemption of the Vigoro Series E Preferred Stock outstanding on the date hereof upon exercise of any mandatory redemption right; provided, however, that the provisions of the documents governing or evidencing the same are, in the good faith determination of the Required Holder(s), not materially more restrictive than the provisions in this Guaranty Agreement and not materially adverse to the interests of the holders of the Notes,

                         (J) in the case of Global Operations only and only during such time as Global Operations is a party to the Subsidiary Guaranty as a "Guarantor" (as such term is defined therein) and the Subsidiary Guaranty is in full force and effect, Debt constituting money borrowed by Global Operations under the New Credit Agreement; provided, however, that the aggregate outstanding principal amount thereof at no time exceeds $405,000,000 minus the aggregate outstanding principal amount of money borrowed by IMC under the New Credit Agreement; provided further, that in the event any Default or Event of Default shall occur and be continuing Global Operations shall not, during such time, be permitted by reason of this clause (J) to incur Debt (as opposed to permitting to exist Debt theretofore incurred) constituting money borrowed under the New Credit Agreement,



               (K)  in the case of Kalium only, Funded Debt
          constituting money borrowed by Kalium under the New Credit Agreement; provided, however, that the aggregate principal amount borrowed shall not exceed $50,000,000,

               (L)  other Debt not to exceed in the aggregate
          $120,000,000 outstanding at any time;

          (iii)     in the case of the Joint Venture Company,

                    (A) Debt existing on the date hereof, as set forth on Part II of Schedule 6B (2) of the IMC Agreement (the "Existing JV Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any JV Existing Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respects than the terms of the Existing Debt being extended, refunded or refinanced thereby (it being understood that Debt being refinanced at maturity may bear interest at then-market rates) and provided further that the principal amount of such JV Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to the Restatement Date and the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing,

                    (B) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

                    (C) Debt arising under Hedge Agreements designed to hedge against fluctuations in interest rates, commodity prices or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practices, provided that such Hedge Agreements shall be non-speculative in nature (including, without limitation, with respect to the term and purpose thereof),

                    (D) Membership Debt with respect to PhosChem or Phosrock incurred in the ordinary course of business and consistent with past business practices,

               (E) Chemical Supplier Debt incurred in the ordinary course of business and consistent with past business practices, and

               (F)  other Debt not to exceed in the aggregate
          $50,000,000 outstanding at any time; and

          (iv) notwithstanding the foregoing provisions of this paragraph 6B(2), the Guarantor shall at all times be in compliance with the provisions of paragraph 5J.

          6B(3). Investments. Make or hold any Investment in any Person other than:

          (i) the Guarantor and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with prudent business practices;

          (ii) Investments by the Guarantor or any of its Subsidiaries in Cash Equivalents;

          (iii)Investments by the Guarantor or any of its Subsidiaries resulting from Hedge Agreements permitted under paragraph 6B(2)(i) or (ii)(C);

          (iv) Investments (a) by Global Operations and the Managing Partner in the Joint Venture Company in accordance with the terms of the Partnership Agreement and (b) by Global Operations in IMC Partner, the Managing Partner and the Joint Venture Company, in each case pursuant to and in accordance with the Partnership Agreement or as otherwise permitted under paragraph 6B(2)(iii)(A);

          (v) Equity investments by the Guarantor or any of its Subsidiaries in any of its Subsidiaries made prior to the date hereof;


          (vi) Investments by the Guarantor or any of its Subsidiaries in any third party made prior to the date hereof and set forth on
     Schedule 6B(3) of the IMC Agreement;

          (vii) Investments in connection with the acquisition of all or a material part of the assets or capital stock or other equity interest of any Person provided, however, that in connection with any such acquisition for which the aggregate consideration payable in connection therewith is in excess of 5% of Adjusted Tangible Net Worth (calculated as at the end of the most recent fiscal quarter for which financial statements have been furnished to the Significant Holders pursuant to paragraph 5A(i) or (ii)), the Guarantor shall cause to be delivered to each holder of Notes an officer's certificate executed by the chief financial officer or treasurer of IMC which certificate shall (a) demonstrate that on a pro forma basis determined as if such acquisition had been consummated on the date occurring 12 months prior to the last day of the most recently ended fiscal quarter for which financial statements have been furnished pursuant to paragraph 5A(i) or (ii), IMC and its Subsidiaries would have been in compliance with paragraph 5J(b) for the relevant period ended on the last day of such fiscal quarter, (b)demonstrate compliance with paragraph 5J(a) and paragraph 5J(c) after giving effect to such acquisition, and (c) state that no Default or Event of Default then exists or would result therefrom;

          (viii) the Guarantor or any of its Subsidiaries may acquire and hold promissory notes received in connection with any asset sale permitted pursuant to paragraph 6B(6)(ix);

          (ix) Equity Investments made after the date hereof by the Guarantor and its Subsidiaries in any of its Subsidiaries;

          (x) Investments consisting of Debt owing to the Guarantor or any of its Subsidiaries permitted under paragraph 6B(2)(i) or
     (ii)(E), (F) or (G);

          (xi) Investments consisting of guaranties by the Guarantor of Debt of its Subsidiaries to the extent permitted under paragraph 6B(2);

          (xii) Investments consisting of the purchase, repurchase, self-tender or redemption of capital stock of IMC;

          (xiii) Investments in special purpose vehicles on a basis' consistent with the securitization program for the Joint Venture Company in effect on the date hereof in connection with securitizations, to the extent otherwise permitted hereunder; and

          (xiv) other Investments having an aggregate cost at any time not to exceed $35,000,000.

          6B(4). Sale of Stock of Subsidiaries. Sell or otherwise dispose of any shares of Voting Stock of any Relevant Subsidiary (other than (i)the contribution of the Voting Stock of Kalium and/or CCP to IMC Global Potash Holdings and (ii) the sale or other disposition by Kalium of 10 shares of Preferred Stock owned by it in KCL Holdings, Inc.) or any warrants, rights or options to acquire such Voting Stock or permit any Relevant Subsidiary to issue, sell or otherwise dispose of any shares of its Voting Stock or the Voting Stock of any other Relevant Subsidiary (other than the issuance of Preferred Stock of IMC Global Potash Holdings in an amount not to exceed $10,000,000) or any warrants, rights or options to acquire such Voting Stock.

          6B(5). Mergers, Etc. Merge into, amalgamate or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, or enter into any contract or arrangement that, upon consummation, will result in any Person or two or more Persons acquiring control over Voting Stock of the Company (or other securities convertible into such securities) representing 35% or more of the combined voting power of all Voting Stock of the Company, except that (i) IMC, Bull and Vigoro may consummate the Merger, (ii) any Non-Guarantor subsidiary may merge into, amalgamate or consolidate with any other Non-Guarantor Subsidiary, (iii) any Subsidiary Guarantor may merge into, amalgamate or consolidate with any other Subsidiary Guarantor, (iv) any Subsidiary Guarantor may merge into, amalgamate or consolidate with any Non-Guarantor Subsidiary, provided, however, that in the case of any such merger, amalgamation or consolidation prior to the Release Date, such Subsidiary Guarantor is the surviving corporation and (v) after the Release Date, (x) any of IMC's wholly owned Subsidiaries may merge into IMC and (y) any of IMC's Subsidiaries may merge into any other of IMC's Subsidiaries; provided further that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default or an Event of Default and, in the case of any such merger to which IMC is a party, IMC is the surviving corporation.

          6B(6). Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of any assets, including, without limitation, any manufacturing plant or substantially all assets constituting the business of a division, branch or other unit operation, or grant any option or other right to purchase, lease or otherwise acquire any assets other than inventory to be sold in the ordinary course of its business, except:

          (i) sales of assets in the ordinary course of its business (whether to a to a third party or to any other Subsidiary);

          (ii) in a transaction authorized by paragraph 6B(5);

          (iii) the sale of IMC's 50% interest in Chinhae Chemical Company, Ltd., a Korean Chemical Company, for cash and for fair value;

          (iv) the limited recourse sale of accounts receivable permitted under paragraph 6B(7);

          (v) the lease (as lessee) by the Guarantor or any of its Subsidiaries of real or personal property in the ordinary course of business (as long as such lease does not create Debt under Capitalized Leases not permitted under paragraph 6B(2));

          (vi) prior to the Release Date, any sale of assets by
     (A) any Subsidiary Guarantor to any Non-Guarantor Subsidiary, (B) the Guarantor to any of its Subsidiaries, and (C) any Subsidiary Guarantor to the Guarantor in an aggregate amount under this subclause (vi) not to exceed $25,000,000, from the date hereof to the Release Date;

          (vii) after the Release Date, any sale or other disposition of assets (A) made by the Guarantor to a Subsidiary of the Guarantor for fair value (including by way of liquidation or dissolution of such Subsidiary) and (B) made by a Subsidiary of the Guarantor to any other Subsidiary of the Guarantor or to the Guarantor;

          (viii) sale, discount, or transfer of (a) delinquent accounts receivable in the ordinary course of business for purposes of collection or (b) receivables arising in connection with credit card purchases sold or transferred, in each case, in the ordinary course of business and consistent with past practices; and

          (ix) other sales of assets (except as set forth below) and for fair value in an amount not to exceed (A) an aggregate purchase price of $50,000,000 for any consecutive twelve-month period or (B) an aggregate of $150,000,000 from the date hereof until all Notes are fully paid.

          6B(7). Sale or Discount of Receivables. Notwithstanding any other provision herein, sell with recourse, or discount or otherwise sell, assign or dispose for less than the fact value thereof, any of its notes or accounts receivable, provided that IMC and its Subsidiaries may sell with recourse or discount or otherwise sell, assign or dispose for less than face value thereof notes or accounts receivable having a face value that does not exceed an aggregate outstanding amount of $150,000,000 at any time.

          6C. Business. The Guarantor covenants that it will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than lines of business in which IMC or its Subsidiaries was engaged on the date hereof and other reasonably related business incidental to such lines of business.

          6D. Charter Amendments. IMC covenants that it will not amend, or permit any of its Subsidiaries to amend, its charter or bylaws in any manner that could be reasonably expected to be adverse to any holder of Notes.

          6E. Accounting Changes. IMC covenants that it will not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted (with the consent of the Guarantor's independent public accountants), by U.S. or Canadian generally accepted accounting principles or make more than two changes in its fiscal year, provided that the Guarantor shall promptly provide written notice to the holders of Notes of any change in its fiscal year; provided further, however, that if any changes in U.S. GAAP or Canadian GAAP are hereafter required or permitted and are adopted by the Guarantor or any of its Subsidiaries and such changes result in a material change in the method of calculation of any of the financial covenants contained in paragraph 5J or the restrictions contained in paragraph 6B or in the related definitions or terms used in either of such Sections ("Material Accounting Changes"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating IMC and its Subsidiaries, financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no Material Accounting Change shall be given effect in such calculations until such provisions are amended, in a manner reasonably satisfactory to IMC and the Required Holders.

          6F. Amendment, Etc. of Related Documents. The Guarantor covenants that it will not cause the cancellation of or termination of any Related Document or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Related Document or give any consent, waiver or approval thereunder, waive any default under or breach of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document or permit any of its Subsidiaries to do any of the foregoing, in each case, that would materially impair or reduce the value of the interests or materially impair the rights of the Guarantor or any Subsidiary or that would materially impair the interests or materially impair the rights of any holder of Notes.

          6G. Partnerships. The Guarantor covenants that it will not become a general partner in any general or limited partnership, or permit any of its Subsidiaries to do so, other than (i) any Subsidiary the sole assets of which consist of its interest in such partnership,
(ii) as contemplated by, and in accordance with the terms of, the Partnership Agreement and (iii) other partnerships so long as before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     7.   [Intentionally Left Blank]

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Guarantor represents, covenants and warrants as follows:

     8A.   Organization, Etc.

          (a) The Guarantor (i) is a corporation duly organized, validly existing and good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 8A(b) of the IMC Agreement is a complete and accurate list of all Relevant Subsidiaries as of the Restatement Date, showing as of the Restatement Date (as to each such Subsidiary) the jurisdiction of its incorporation, as of the Restatement Date, the number of shares of each class of capital stock authorized, and the number outstanding, on the Restatement Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by IMC and its Subsidiaries and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned as of the Restatement Date by the Guarantor or one or more of its Subsidiaries free and clear of all Liens. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign or extra-provincial corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (c) The execution, delivery and performance by the Guarantor of this Guaranty Agreement, is within the Guarantor's corporate powers, and has been duly authorized by all necessary corporate action.

          (d) All applicable waiting periods in connection with the Merger and the other transactions contemplated hereby have expired and no action has been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the transactions contemplated hereby.

          (e) This Guaranty Agreement has been duly executed and delivered by the Guarantor. This Guaranty Agreement is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors, rights generally.

     8B. Financial Statements.

          (a) The Consolidated balance sheets of IMC and its Subsidiaries as at June 30, 1995, and the related Consolidated statement of operations of IMC and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of IMC's independent public accountants, and the Consolidated balance sheets of IMC and its Subsidiaries as at September 30, 1995, and the related Consolidated statement of operations of IMC and its Subsidiaries for the three months then ended, duly certified by the treasurer or chief financial officer of IMC, copies of which have been furnished to the Purchasers, fairly present, subject, in the case of said balance sheets as at September 30, 1995, and said statement of operations for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of IMC and its Subsidiaries as at such dates and the Consolidated results of the operations of IMC and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since June 30, 1995, there has been no Material Adverse Change.

          (b) The Consolidated balance sheets of Vigoro and its Subsidiaries as at December 31, 1994, and the related Consolidated statements of income and cash flows of Vigoro and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Vigoro's independent public accountants, and the Consolidated balance sheets of Vigoro and its Subsidiaries as at December 31, 1995, and the related Consolidated statements of income and cash flows of Vigoro and its Subsidiaries for the twelve months then ended, duly certified by the treasurer or chief financial officer of Vigoro, copies of which have been furnished to you, fairly present, subject, in the case of said balance sheets as at December 31, 1995, and said statements of income and cash flows for the twelve months then ended, to year-end audit adjustments, the Consolidated financial condition of Vigoro and its Subsidiaries as at such dates and the Consolidated results of the operations of Vigoro and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1994, there has been no Material Adverse
     Change.

          (c) The unaudited Consolidated pro forma condensed combined financial information of IMC and its Subsidiaries consisting of the unaudited Consolidated pro forma combined statement of operations for the one-year period ending June 30, 1995 and the unaudited pro forma condensed Consolidated pro forma combined balance sheet at September 30, 1995, certified by the treasurer or chief financial officer of IMC and the treasurer or chief financial officer of Vigoro, copies of which have been furnished to you, fairly present the Consolidated pro forma financial condition of IMC and its Subsidiaries at September 30, 1995 and the Consolidated pro forma results of operations of IMC and its Subsidiaries for the one-year period ended on June 30, 1995, in each case giving effect to the Merger all in accordance with U.S. GAAP.

          (d) The Consolidated forecasted balance sheets, income statements and cash flows statements of IMC and its Subsidiaries delivered to you in connection herewith were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, IMC's and Vigoro's, as applicable, good faith estimate of its and its applicable Subsidiaries, future financial performance, it being understood that uncertainty is inherent in any forecasts or projections and that no assurances can be given by IMC or Vigoro of the future achievement of such performance.

     8C. Actions Pending. Except as to environmental matters (which are addressed solely by paragraph 8L) and litigation set forth in the Disclosure Letter, there is no action, suit, investigation or proceeding pending or, to the actual knowledge of the Responsible Officers of IMC, threatened against the Guarantor or any Subsidiary or any properties or rights of the Guarantor or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to have a Material Adverse Effect, and there has been no material change in the status, or financial effect on IMC or any Subsidiary, of the litigation and environmental matters referenced in the Disclosure Letter from that described therein that could reasonably be expected to have a Material Adverse Effect. With respect to the litigation set forth in the Disclosure Letter, to the actual knowledge of the Responsible Officers of IMC, there have been no actions taken by IMC or any of its Subsidiaries that are the subject of such litigation that could be reasonably expected to have a material adverse effect on the ability of IMC and its Subsidiaries to perform and comply with all their respective obligations under this Guaranty Agreement and the other Transaction Documents.

     8D. Outstanding Indebtedness.  Neither the Guarantor nor any
Subsidiary has any Debt outstanding except as permitted by paragraph 6B(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     8E. Title to Properties. IMC has, and each Subsidiary has, good and indefeasible title to its respective real properties(other than properties which it leases)and good title to all of its other properties and assets, including the properties and assets reflected in the most recent audited balance sheet of IMC referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(l). IMC and each Subsidiary enjoys peaceful an undisturbed possession of all leases necessary in any material respect for the conduct of their respective businesses, none of which contains any unusual or burdensome provisions which could be reasonably expected to materially affect or impair the operation of such businesses. All such leases are valid and subsisting and are in full force and effect.

     8F. Taxes. IMC has, and each Subsidiary has, filed all federal, state, provincial, local and foreign income and other material tax returns which are required to be filed, and each has paid all income and other material taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except for such taxes for which valid extensions have been filed and not denied and for such other taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, unless and until any Lien resulting therefrom attaches which is not a Lien permitted under paragraph 6(B)(1).

     8G. Conflicting Agreements and Other Matters. As of the Restatement Date, neither the Guarantor nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Guaranty Agreement or any other Transaction Document, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Guarantor or any of its Subsidiaries pursuant to, the charter or by-laws of the Guarantor or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders) , instrument, order, judgment, decree, statute, law, rule or regulation to which IMC or any of its Subsidiaries is subject.

     8H.    [INTENTIONALLY OMITTED.]

     8I. Regulation G, Etc. The proceeds of sale of the Vigoro Notes were used primarily to refinance certain existing Debt of Vigoro and for its working capital purposes. None of such proceeds were used, directly or indirectly, for the purpose whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G. Neither the Guarantor nor any of its Subsidiaries is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than twenty-five percent (25%) of the assets of the Guarantor and its Subsidiaries subject to any arrangement (as such term is used in Section 207.2(f) of Regulation G) hereunder consists of margin stock. Neither the Guarantor nor any agent acting on its behalf has taken or will take any action which might cause this Guaranty Agreement to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer
Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by IMC or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by IMC, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the performance, business, assets, operations, properties, condition (financial or otherwise) or prospects of IMC and its Subsidiaries taken as a whole. Neither IMC, any Subsidiary or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to IMC and its Subsidiaries taken as a whole.

     8K. Governmental Consent. Neither the nature of the Guarantor or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Guarantor or any Subsidiary and any other Person, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Guaranty Agreement, or the fulfillment of or compliance with the terms and provisions of this Guaranty Agreement.


     8L. Environmental Compliance. To the best knowledge of the Responsible Officers of IMC and except as disclosed in the Disclosure Letter, IMC and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable Environmental Laws except, in any such case, where failure to comply either individually or in the aggregate could not reasonably be expected to have a material adverse effect on the ability of the Guarantor and its Subsidiaries to perform and comply with all of their respective obligations under this Guaranty Agreement. Notwithstanding any other provision contained in paragraph 8, the provisions of this paragraph 8L shall be the only representations and warranties applicable to compliance with Environmental Laws

     8M. Disclosure. Other than projections and forecasts as to which no representation under this paragraph 8M is made, neither this Guaranty Agreement nor any other document, certificate or statement furnished to any holder of any Note by or on behalf of the Guarantor in connection herewith (taken as a whole) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading at the time and in light of the circumstances under which such information was provided. There is no fact peculiar to the Guarantor or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Guarantor can now reasonably foresee) materially adversely affect the business, property or assets, or financial condition of the Guarantor and its Subsidiaries taken as a whole and which has not been set forth in this Guaranty Agreement or in the other documents, certificates and statements furnished to the Purchasers by the Guarantor prior to the date hereof in connection with the transactions contemplated hereby.

     9. DEFINITIONS. For the purpose of this Guaranty Agreement, the following terms shall have the meanings specified with respect thereto below:

     9A.   [Intentionally Left Blank]

     9B.  DEFINED TERMS.

     "Adjusted Tangible Net Worth" shall mean, at any time of determination, an amount equal to the amount by which (a) Consolidated total shareholders' equity (excluding the aggregate liquidation preference of the Vigoro Series E Preferred Stock) in IMC and its Subsidiaries exceeds (b) Consolidated total intangible assets of IMC and its Subsidiaries; provided, however, that in calculating Adjusted Tangible Net Worth, the one time and ongoing impact of the change in the functional currency of any foreign Subsidiary for purposes of the consolidation of their accounts with those of IMC and its other Subsidiaries in the financial statements of IMC recorded as the foreign currency translation adjustment in the equity accounts of the Consolidated financial statements of IMC shall be excluded.

     "Agreement Accounting Principles" shall mean U.S. GAAP or Canadian GAAP, as the case may be, as applied in the preparation of the financial statements referred to in paragraph 8B, applied in all material respects on a consistent basis, together with any changes in U.S. GAAP or Canadian GAAP, as the case may be, after the date hereof or any inconsistent applications by IMC or any of its Subsidiaries arising as a result of the Merger, in each case, which are not Material Accounting Changes, to the extent permitted under paragraph 6E. In the event an amendment is entered into pursuant to paragraph 6E, all references in this Guaranty Agreement to Agreement Accounting Principles, U.S. GAAP or Canadian GAAP shall mean U.S. GAAP or Canadian GAAP, as applicable, as in effect from time to time after the date of such amendment, applied in all material respects thereafter on a consistent basis taking into account such amendment, together with any changes in U.S. GAAP or Canadian GAAP, as applicable, or any inconsistent applications by IMC or any of its Subsidiaries arising as a result of the Merger after the date of such amendment in each case which are not Material Accounting Changes, to the extent permitted under paragraph 6E.

     "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. 101 et. seq.) , as amended from time to time, or any successor statute.

     "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A of the IMC Agreement.

     "Borrower" shall mean Global Operations, KCL Holdings, Inc. and IMC Global Potash Holdings.

     "Canadian GAAP" shall mean, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants, applied, except as otherwise provided in paragraph 6E, on a consistent basis.

     "Canpotex" shall mean Canpotex Limited, a corporation organized under the federal laws of Canada.

     "Canpotax Debt" shall mean all Debt of IMC Canada and Kalium or any other Subsidiary of IMC arising out of or related to their membership in Canpotex, including all Debt under (i) the Ground Lease and the Facilities Lease with the Port of Portland and related documents in connection with the issuance by the Port of Portland of $48,000,000 in aggregate principal amount of its Special Obligation Revenue Bonds, Series 1996 (Portland Bulk Terminals, L.L.C. Project and
(ii) the Loan Agreement with London Life Insurance Company and the corresponding Neptune Port Expansion Loan Agreement with Neptune Bulk Terminal (Canada) LTD and related documents in the aggregate principal amount of Canadian $30,000,000.

     "Capitalization" shall mean the sum of (a) Adjusted Tangible Net Worth plus (b) Consolidated Funded Debt.

     "Capitalized Leases" has the meaning specified in clause
     (e)  of the definition of Debt.

     "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States, or Canada or any province thereof, or any agency or instrumentality thereof (provided that the full faith and credit of the United States, or Canada or any province thereof, is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank incorporated in the United States or Canada of recognized standing having capital and surplus in excess of $250,000,000 having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A-2" or the equivalent thereof from Moody's or at least A or the equivalent thereof by Canadian Bond Rating Service Limited or at least A Middle or the equivalent thereof by Dominion Bond Rating Service Limited with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States, or Canada or any province thereof, rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's or at least A-l or the equivalent thereof by Canadian Bond Rating Service Limited or at least R-1 (Middle or High) or the equivalent thereof by Dominion Bond Rating Service Limited and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and
(vi) investments in funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(v) above in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding without regard to the credit rating qualifications set forth in any of such clauses.

     "CCP" shall mean Central Canada Potash, Inc., a Delaware corporation.

     "Chemical Supplier Debt" shall mean indebtedness incurred in the ordinary course of business owing by IMC or any of its Subsidiaries to chemical suppliers, which indebtedness represents a financing of the purchase price of such goods.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Consolidated" refers to the consolidation of accounts in accordance with Agreement Accounting Principles.

     "Consolidated Funded Debt" as of any date means the aggregate amount of the Consolidated Funded Debt of IMC and its Consolidated Subsidiaries outstanding on that date (but excluding, to the extent otherwise included therein, Excluded Debt).

     "Current Interest" has the meaning specified in Section 4.01 of the Partnership Agreement.

     "Debt" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all payment obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accrued expenses not overdue by more than 180 days incurred in the ordinary course of such Person's business and other than Obligations of such Person arising in connection with take-or-pay contracts not overdue by more than 180 days with suppliers of ammonia, phosphate, natural gas or other fertilizer, or for transport of such products to meet its normal raw material supply requirements in the ordinary course of business) such as take-or-pay and similar obligations, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with Agreement Accounting Principles, recorded as capital leases ("Capitalized Leases"), (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources, (i) all Obligations of such Person in respect of Hedge Agreements, (j) all Debt of others referred to in clauses (a) through
(i) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (k) all Debt referred to in clauses (a) through (j) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes only of paragraph 6B(2), the term Debt shall include obligations incurred in connection with the limited recourse sale of accounts receivable. For all other purposes, including, without limitation, for purposes of the financial covenants in paragraph 5J, Debt shall not be interpreted to include any such obligations incurred in connection with the sales of receivables permitted under paragraph 6B(7).

     "Disclosure Letter" shall mean that certain letter dated February 28, 1996 from IMC to the Purchasers in which disclosures of certain litigation and environmental matters regarding IMC and its Subsidiaries, certain insurance matters and certain joint venture accounting matters are set forth.

     "EBITDA" shall mean, for any period, net income (or net loss) (calculated prior to giving effect to any dividends on the Vigoro
Series E Preferred Stock) plus the sum of (a) interest expense, (b) income tax expense, (c) the "JV Consolidation Adjustment" (calculated on substantially the same basis as set forth in the Disclosure Letter,
(d) depreciation, amortization and depletion expense (including, without limitation, depreciation, amortization and depletion expense relating to oil and gas-producing properties but excluding depreciation, amortization and depletion expense included in the "JV Consolidation Adjustment" referred to in clause (c) above), (e) any non-cash foreign exchange losses, (f) extraordinary losses (other than extraordinary losses realized in cash from the utilization of net operating loss carry forwards) and (g) any income, loss or expense of the Joint Venture Company attributable to Freeport (calculated based on the Current Interest then held by it in the Joint Venture Company), in each case determined in accordance with Agreement Accounting Principles for such period minus (i) any non-cash foreign exchange gains and (ii) extraordinary gains (other than extraordinary gains realized in cash from the utilization of net operating loss carry forwards).

     "Environmental Laws" has the meaning specified in paragraph 5F.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as IMC within the meaning of section 414(b) of the Code, or any trade or business which is under common control with IMC within the meaning of section 414(c) of the Code.

     "Event of Default" shall mean any of the events specified in paragraph 7A of the IMC Agreement, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Debt" means Chemical Supplier Debt, Debt consisting of obligations in respect of Hedge Agreements and contingent obligations in respect of Membership Debt.


     "Freeport" shall mean Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership.

     "Funded Debt" shall mean, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof (except Debt in respect of Hedge Agreements) and shall include, without limitation, the current portion of Funded Debt.


     "Guarantor" shall mean each of IMC and Vigoro, jointly and severally; provided, however, that on and after the Change Date, Guarantor shall mean only IMC.

     "Global Operations" shall mean IMC Global Operations Inc.

     "Global Operations Credit Agreement" means the Amended and
Restated Credit Agreement dated as of July 31, 1995, as amended, among Global Operations, as borrower, IMC, as guarantor, the banks parties thereto, Citibank, as administrative agent, co-agent and swing line bank and NationsBank and Cooperative Centrale Raiffeissen-
Boerenleenbank B.A., as co-agents.

     "Hedge Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, foreign exchange contracts, currency swap agreements, currency future or option contracts, commodity contracts (including, without limitation, options, forwards, futures and similar agreements) and other similar agreements.

     "IMC Agreement" shall mean that Secured Amended and Restated Note Purchase Agreement dated February 28, 1996 between IMC and Prudential as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "INC Canada" shall mean International Minerals & Chemical (Canada) Global Limited, a corporation organized under the federal laws of Canada.

     "IMC Global Potash Holdings" shall mean IMC Global Potash Holdings Inc., a Delaware corporation.

     "IMC Partner" shall mean IMC-Agrico GP Company, a Delaware corporation, or any successor corporation otherwise permitted hereunder.

     "Institutional Investor" shall mean Prudential, any Prudential Affiliate or any bank, bank affiliate, financial institution, insurance company, pension fund, endowment or other organization which regularly acquires debt instruments for investment.

     "Investment" in any Person shall mean any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses
(i) and (j) of the definition of "Debt" in respect of such Person.

     "Joint Venture Company" shall mean IMC-Agrico Company, a
Delaware general partnership established pursuant to the terms of the Partnership Agreement.


     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "Managing Partner" shall mean IMC-Agrico MP, Inc., a Delaware corporation.

     "Margin Stock" shall have the meaning specified in Regulation G.

     "Material Accounting Changes" has the meaning specified in paragraph 6E.

     "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of IMC and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of IMC and its Subsidiaries taken as a whole, (b) the rights and remedies of any holder of any Note under any Transaction Document or (c) the ability of IMC or any Subsidiary to perform its Obligations under any Transaction Document or Related Document to which it is or is to be a party.

     "Membership Debt" shall mean, with respect to IMC or any of its Subsidiaries, (a) Canpotex Debt and (b) all Debt arising out of or related to its membership in SKMG, PhosChem or Phosrock.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "New Credit Agreement" shall mean that certain Credit
Agreement dated as of February 28, 1996 among IMC, Kalium, certain other Subsidiaries, certain financial institutions, Citibank, N.A., as U.S. administrative agent, Citibank Canada, as Canadian administrative agent, and certain other parties, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Non-Guarantor Subsidiary" means any Subsidiary of IMC other than a Subsidiary Guarantor.

     "Notes" shall have the meaning specified in the Note Agreement.

     "Obligation" shall mean any obligation of any kind, including, without limitation, any liability on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under any Bankruptcy Law.

     "Officer's Certificate" shall mean a certificate signed in the name of IMC by an Responsible Officer of IMC.

     "Partnership Agreement" shall mean the Amended and Restated Partnership Agreement dated as of July 1, 1993 (as further amended and restated as of May 26, 1995, as further amended as of January 25, 1996) among IMC Partner, Agrico, Limited Partnership, the Managing Partner and Global Operations, together with all schedules and exhibits thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms to the extent permitted in accordance with the IMC Agreement.

     "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or as to which such enforcement, collection, execution, levy or foreclosure proceeding is being contested in good faith in a proper proceeding, and is not reasonably likely to have a Material Adverse Effect: (a) liens imposed by law, such as suppliers', vendors', carriers', landlords', warehousemen's, workmen's, materialmen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure obligations other than for money borrowed and that are not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the Guarantor's books;
(b) easements, building restrictions, zoning restrictions, reservations, exceptions, encroachments, rights of way, covenants running with the land, encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not materially affect the marketability of such real property or interfere in any material respect with the ordinary conduct of the Guarantor or its Subsidiaries; (c) liens securing the performance of any contract or undertaking made in the ordinary course of business (as such business is currently conducted) other than for the borrowing of money; (d) deposits or pledges under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (e) liens which arise by operation of law under
Article 4 of the Uniform Commercial Code in favor of a collecting bank; and (f) liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established.

     "Person" shall mean an individual, partnership, corporation
(including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PhosChem" shall mean The Phosphate Chemicals Export Association.

     "Phosrock" shall mean The Phosphate Rock Export Association.

     "Plan" shall   mean any "employee pension benefit plan" (as such
term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by IMC or any ERISA Affiliate.

     "Preferred Stock" shall mean, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

     "Purchaser" shall mean any Note holder identified on the Purchaser Schedule of the Note Agreement.

     "Redeemable" shall mean, with respect to any capital stock, Debt or other right or Obligation, any such right or obligation that(a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

     "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System.

     "Related Documents" shall mean the Merger Agreement and the Partnership Agreement.

     "Release Date" shall mean the date on which IMC shall have received a rating of BBB- or above from S&P or Baa3 or above from Moody's on any class of IMC's non-credit enhanced long-term senior unsecured Debt, provided that no Default or Event of Default shall have occurred and shall be continuing on such date.

          "Relevant Subsidiary" shall mean, at any time, a Subsidiary of IMC having (a) at least 5% of the total Consolidated assets of IMC and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of such Person) or (b) at least 5% of the Consolidated EBITDA of IMC and its Subsidiaries for the four consecutive fiscal quarters most recently ended, in each case as shown in a certificate of the treasurer or chief financial officer of IMC.

     "Required Holder(s)" shall mean, at any time, the holder or holders of at least 51% of the aggregate principal amount of the Notes outstanding at such time.

     "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer, treasurer, or chief accounting officer of IMC or any other officer of IMC involved principally in its financial administration or its controllership function.

     "Restatement Date" shall mean March 1, 1996, or such other date as the parties hereto may agree in writing.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Significant Holder" shall mean (i) Prudential or any Prudential Affiliate, so long as Prudential or any Prudential Affiliate shall hold any Note or (ii) any other holder of at least 10% of the aggregate principal amount of any Series of Notes from time to time outstanding. To the extent that any notice or document is required to be delivered to the Significant Holders under this Guaranty Agreement, such requirement shall be satisfied with respect to Prudential and all Prudential Affiliates by giving notice, or delivery of a copy of any such document, to Prudential (addressed to Prudential and each such Prudential Affiliate).

     "SKMG" shall mean The Sulphate of Potash Magnesia Export
Association.


     "Subordinated Intercompany Notes" shall mean (i) the Substitute Subordinated Intercompany Promissory Note dated March 1, 1996 in the principal amount of $215,000,000 issued by Global Operations to the Company, (ii) the Substitute Subordinated Intercompany Promissory Note dated March 1, 1996 in the principal amount of $260,000,000 issued by Global Operations to the Company, and (iii) the Substitute Subordinated Intercompany Note dated March 1, 1996 in the principal amount of $160,000,000 issued by Global Operations to the Company.

     "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided that in any event, (i) the Joint Venture Company shall be deemed to be a Subsidiary of Global Operations and IMC and (ii) the term "Subsidiary" shall be determined after giving effect to the Merger. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of IMC.

     "Subsidiary Guarantors" means the Subsidiaries listed on Schedule 8A(b) to the IMC Agreement hereto and any other Relevant Subsidiaries (other than IMC Canada, IMC Global Potash Holdings and the Joint Venture Company) that shall be required to execute and deliver a guaranty or otherwise become a guarantor hereunder pursuant to paragraph 5J.

     "Subsidiary Guaranty" shall mean that certain Amended and Restated Affiliate Guaranty dated as of the date hereof made by the Subsidiary Guarantors in favor of Prudential and certain other Persons substantially in the form of Exhibit G attached to the IMC Agreement, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "U.S. GAAP" shall mean, at any time, accounting principles generally accepted in the United States of America as recommended by the Financial Accounting Standards Board, applied, except as otherwise provided in paragraph 6E on a consistent basis.

     "Vigoro Credit Agreement" means the Amended and Restated Credit Agreement dated as of December 22, 1994 by and among Vigoro, Kalium, CCP, the banks parties thereto, Bankers Trust Company, as Administrative Agent and Harris Trust and Savings Bank, as Paying
Agent.

     "Vigoro Series E Preferred Stock" shall mean the shares of preferred stock of Vigoro, par value $100 per share, designated Series E.

     "Voting Stock" shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the
holders   of  which   are   ordinarily,   in   the   absence    of
contingencies, entitled to vote for the election of directors(or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     10.   MISCELLANEOUS.

     10A. CONSENT TO AMENDMENTS. This Guaranty Agreement may be amended, and the Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Guarantor shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes.

     10B. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty Agreement, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between the Guarantor and the Purchasers with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     10C. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Guaranty Agreement shall bind and inure to the benefit of the respective successors and assigns of the Purchasers whether so expressed or not.

     10D. NOTICES. All written communications provided for hereunder shall be deemed to have been duly given if sent by first class mail, nationwide overnight delivery service (with charges prepaid) or personal delivery and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications pursuant to the Note Agreement or at such other address as any Purchaser shall have specified in writing to the Guarantor, and (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified in writing to the Guarantor or, if any such other holder shall not have so specified an address to the Guarantor, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Guarantor, (iii) if to IMC, addressed to it at IMC Global Inc., 2100 Sanders Road, Northbrook, Illinois 60062, Attention: Treasurer, or at such other address as IMC shall have specified to the holder of each
Note in writing, and (iv) if to Vigoro, addressed to it at The Vigoro Corporation, c/o IMC Global Inc., 2100 Sanders Road, Northbrook, Illinois 60062, Attention: Treasurer, or at such other address as Vigoro shall have specified to the holder of each Note in writing.

     10E. DISCLOSURE TO OTHER PERSONS. By its acceptance of any Note, each Purchaser agrees to use its best efforts to hold in confidence and not disclose any written information (other than information (a) which was publicly known or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Guaranty Agreement), (b) which subsequently becomes publicly known through no act or omission by such Person, or (c) which otherwise becomes known to such Person, other than through disclosure by the Guarantor) delivered or made available by or on behalf of the Guarantor or any Subsidiary to such Person (including, without limitation, any non-public information obtained pursuant to paragraph 5A or 5B) in connection with or pursuant to this Guaranty Agreement which is proprietary in nature; provided, however, that nothing herein shall prevent the holder of any Note from disclosing any information disclosed to such holder to (i) its directors, officers, employees, agents and professional consultants, (ii) any Institutional Investor which holds any Note, (iii) any Institutional Investor to which it offers to sell any Note or any part thereof, (iv) any Institutional Investor to which it sells or offers to sell a participation in all or any part of any Note, (v) any Institutional Investor from which it offers to purchase any security of the Guarantor, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (1) in compliance with any law, rule, regulation or order applicable to it, (2) in response to any subpoena or other legal process or informal investigative demand, (3) in connection with any litigation to which it is a party or (4) in order to protect its investment and enforce the rights of any holder in any Note; provided, further, that -in regard to any such disclosure to a Person described in clause (ii), (iii), (iv) or (v), such Person agrees in writing to be bound by the provisions of this paragraph.

     10F. SEVERABILITY. Any provision of this Guaranty Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10G. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Guaranty Agreement are inserted for convenience only and do not constitute a part of this Guaranty
Agreement.

     1OH. SATISFACTION REQUIREMENTS. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guaranty Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     10I. GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS.

     10J. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     10K. TERM OF GUARANTY AGREEMENT. The Guaranty Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed obligations shall be paid or otherwise discharged in full, subject in the case of Vigoro to the terms of paragraph 1B above.

     10L. FURTHER ASSURANCES. The Guarantor hereby agrees to execute and deliver all such instruments and take all such action as the holders of the Notes may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

* * * * *

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty
Agreement to be duly executed and delivered as of the date and year first above written.


                                   IMC GLOBAL INC.



                                   By:

                                   Title:



                                   THE VIGORO CORPORATION



                                   By:

                                   Title:

Agreed and accepted:

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By:
     Vice President